SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 1, 2015

STURM, RUGER & COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-10435 (Commission File Number)	06-0633559 (IRS Employer Identification Number)

ONE LACEY PLACE, SOUTHPORT, CONNECTICUT	06890
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 259-7843

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Election of Directors

On December 1, 2015 the Company announced the appointment of Sandra S. Froman as a Director of the Company, effective immediately. Following Ms. Froman’s appointment, the Company’s Board of Directors is comprised of eight Directors.

Ms. Froman will participate in the Company’s standard arrangements for the compensation of non-employee directors, which provide for a combination of cash and equity-based compensation. A description of those arrangements was included in the Company’s Schedule 14A that was filed on March 26, 2015, which is incorporated herein by reference.

There are no transactions between the Company and Ms. Froman that would be required to be reported under Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company on December 1, 2015 in connection with Ms. Froman’s appointment is furnished as Exhibit 99.1 to the Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release of Sturm, Ruger & Company, Inc. dated December 1, 2015, regarding the appointment of Sandra S. Froman as a Director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STURM, RUGER & COMPANY, INC.

By:	/S/ THOMAS A. DINEEN
	Name:	Thomas A. Dineen
	Title:	Principal Financial Officer,
Principal Accounting Officer,
Vice President, Treasurer and
Chief Financial Officer

Dated: December 1, 2015

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